UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 6, 2007
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-52105 (Commission File Number)	94-3030279 (IRS Employer Identification No.)

27422 Portola Parkway, Suite 350 Foothill Ranch, California (Address of Principal Executive Offices)	92610-2831 (Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Changes in Director Compensation
     On June 6, 2007, the Board of Directors (the “Board”) of Kaiser Aluminum Corporation (the “Company”) approved changes to the compensation of the Company’s non-employee directors. As a result of such changes, from and after such date, each non-employee director will receive the following compensation:
•	an annual retainer of $40,000 per year; and

•	an annual grant of restricted stock having a value equal to $60,000.
     Each non-employee director also receives (i) a fee of $1,500 per day for each meeting of the Board attended in person and $750 per day for each such meeting attended by phone and (ii) a fee of $1,500 per day for each Board committee meeting attended in person on a date other than a date on which a meeting of the Board is held and $750 per day for each such meeting attended by phone. In addition, the Lead Independent Director receives an additional annual retainer of $10,000, the Chairman of the Audit Committee of the Board receives an additional annual retainer of $10,000, the Chairman of the Compensation Committee of the Board receives an additional annual retainer of $5,000 and the Chairman of the Nominating and Corporate Governance Committee of the Board receives an additional annual retainer of $5,000, with all such amounts payable at the same time as the annual retainer. Each non-employee director may elect to receive shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) in lieu of any or all of his or her annual retainer, including any additional annual retainer for service as the Lead Independent Director or the Chairman of a committee.
     The payment of annual retainers (including any additional annual retainers) and the annual grant of restricted stock pursuant to the compensation arrangements described above will be made each year on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine. The number of shares of Common Stock to be received in the grant of restricted stock, as well as the number of shares of Common Stock to be received by any non-employee director electing to receive shares of Common Stock in lieu of any or all of his or her payment of the annual retainer (including any additional annual retainer), will be based on the closing price per share of Common Stock on the date such grant and payments are made.
     The Company also reimburses all directors for reasonable and customary travel and other disbursements relating to meetings of the Board and committees thereof, and non-employee directors are provided accident insurance with respect to Company-related business travel.
     Pursuant to the compensation arrangements described above, the Company paid annual retainers and made grants of restricted stock to each non-employee director on June 6, 2007, the date on which the Company held its 2007 annual meeting of stockholders.

     Restricted Stock Award Agreement
     On June 6, 2007, the Board also approved a form of Restricted Stock Award Agreement to be used to evidence grants made to the Company’s non-employee directors under the Company’s 2006 Equity and Performance Incentive Plan. A copy of such form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. Such form of Restricted Stock Award Agreement replaces the form thereof previously adopted and filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K dated June 30, 2006 and filed with the Securities and Exchange Commission on July 6, 2006.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
10.1	Description of Compensation of Directors.
10.2	Form of Non-Employee Director Restricted Stock Award Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Vice President, Secretary and General Counsel

Date: June 12, 2007

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